UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2018

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Introduction

On May 6, 2018, Starbucks Corporation, a Washington Corporation (the “Company”) and Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”) entered into a Transaction Agreement (the “TA”).

Pursuant to the terms of, and subject to the conditions in, the TA, the Company and Nestlé have agreed to effect a long-term strategic arrangement pursuant to which, on the date (the “Closing Date”) of closing under the TA (the “Closing”):

(i)	the Company will sell and Nestlé will purchase, subject to certain exceptions set forth therein, all of the assets exclusively used or exclusively held for use in the Company’s business of marketing, selling and distributing Starbucks, Starbucks Reserve, Teavana, Seattle’s Best Coffee, Starbucks VIA and Torrefazione Italia branded products to consumer packaged goods and foodservice businesses (the “Transferred Assets”) and Nestlé will assume certain liabilities related thereto (such purchase and assumption the “Asset Transfer”); and

(ii)	the Company and Nestlé (or their respective affiliates) will enter into the following additional agreements: (A) a Master Supply, Distribution and Licensing Agreement (the “MSDLA”); (B) certain Supply and Distribution Agreements (the “Initial Supply and Distribution Agreements”); (C) certain Trademark License Agreements (the “Initial Trademark License Agreements”); and (D) a Transition Services Agreement (the “Transition Services Agreement” and, together with the TA, the MSDLA, the Initial Supply and Distribution Agreements, the Initial Trademark License Agreements and certain other agreements required to be delivered at Closing, the “Transaction Agreements”).

Consideration

Pursuant to the terms of the TA and the MSDLA, at the Closing Date, Nestlé shall pay to the Company an amount in cash equal to $7,150,000,000, consisting of the following payments: (i) in consideration for the Asset Transfer, a base purchase price of $330,000,000, to be adjusted for the value of certain inventory to be transferred in connection with the Asset Transfer; and (ii) in consideration for entry into the MSDLA, the Initial Supply and Distribution Agreements, the Initial Trademark License Agreements and the rights granted to Buyer and its affiliates thereunder, an amount equal to $6,820,000,000, to be determined in accordance with the terms and conditions of the MSDLA (the “Effective Date Payment”).

Conditions

The Closing is subject to the satisfaction or waiver of certain conditions, including: (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended, and the receipt of certain foreign and domestic governmental approvals; (ii) the absence of governmental restraints or prohibitions preventing or making illegal the consummation of the transactions contemplated by the TA; and (iii) successful completion of any consultation requirements under Article 25 of the Dutch Works Council Act in respect of the transactions contemplated by the TA, as well as other conditions customary for a transaction of this size and nature (including, among other things, the truth and accuracy as of the Closing Date of the representations and warranties of the parties made in the TA (subject to applicable materiality qualifiers as set out in the TA), the due performance and compliance in all material respects of the agreements and covenants required to be performed by the other party prior to the Closing Date and the delivery of executed versions of the other Transaction Agreements).

Certain Other Terms of the TA

The TA contains certain termination rights for each of the Company and Nestlé, including in the event that: (i) the Closing is not consummated on or before November 6, 2018 (the “Outside Date”), which may be extended by written notice of either party until May 6, 2019 for purposes of obtaining antitrust approvals; (ii) if any law makes illegal or otherwise prohibits the transactions contemplated by the TA or the other Transaction Agreements; (iii) if any governmental authority issues a final and non-appealable order restraining or enjoining the transactions contemplated by the TA; (iv) for the other party’s uncured material breach of, inaccuracy in or failure to perform, any representation, warranty, covenant or agreement that would lead to the failure of certain closing conditions.

In the case of a failure to obtain approval under the HSR Act prior to the Outside Date and subject to certain other conditions, the TA provides for Nestlé to pay to Starbucks a fee of $250,000,000 upon termination of the TA.

The TA contains customary representations and warranties and pre-closing covenants made by each of the Company and Nestlé, including for each of the parties to use their respective reasonable best efforts to obtain regulatory approvals.

MSDLA

In connection with, and as a condition to Closing under, the TA, the Company and Nestlé will enter into the MSDLA, pursuant to which, among other things, the parties will agree to the establishment of an overall framework for the distribution and supply relationship between the Company and Nestlé for the continued operation and global development of the consumer packaged goods and foodservice distribution channels by Nestlé.

Pursuant to the terms of the MSDLA, the Company and Nestlé will: (i) concurrently with execution of the MSDLA, enter into the Initial Supply and Distribution Agreements and the Initial Trademark License Agreements with respect to the Initial Territories (as defined in the MSDLA); and (ii) acknowledge an intention to enter into additional supply and distribution agreements and trademark license agreements with respect to additional international territories, in each case, among other things, for the supply of certain products to Nestlé, the appointment of Nestlé as the Company’s exclusive distributor to consumer packaged goods and foodservice customers (subject to certain exceptions) and the grant of certain licenses with respect thereto in the respective territories provided therein.

In consideration for the entry into the MSDLA, the Initial Trademark License Agreements, the Initial Supply and Distribution Agreements and the rights granted to Nestlé and its affiliates under each of those agreements, concurrently with execution of the MSDLA, Nestlé will pay to the Company and its applicable affiliates the Effective Date Payment.

The MSDLA will remain in force unless terminated by: (i) mutual consent; (ii) either party for the other party’s (A) material breach which is not remedied within 180 days of notice or (B) insolvency, bankruptcy or liquidation; (iii) the Company (A) for Nestlé’s breach of its covenant not to acquire certain interests in certain competitors of the Company or (B) if Nestlé or its affiliates challenge the validity of the licensed marks or the entitlement of the Company or its affiliates to own, use or license the use of any of the licensed marks; or (iv) Nestlé for the Company’s breach of its covenant not to acquire certain interests in certain Nestlé competitors. The Company may also terminate Nestlé’s appointment in relation to certain territories if Nestlé fails to: (i) meet certain agreed annual sales targets for two consecutive years (although for most territories this right will not arise until 10 years after Nestlé starts to distribute products in such territory); or (ii) launch certain products in certain territories within three years of an agreed upon launch plan. Upon certain change of control events of either party, the other party may elect to: (i) consent to such change of control event; or (ii) terminate the MSDLA, in which case, the operating rights and the related assets will revert to the Company upon the payment by the Company of a termination fee equal to the fair market value of such operating rights and related assets. Any termination of the MSDLA will result in all supply and distribution agreements and trademark license agreements (including the Initial Supply and Distribution Agreements and Initial Trademark License Agreements) being automatically terminated.

Initial Supply and Distribution Agreements

In connection with, and as a condition to Closing under, the TA, the Company and Nestlé (or their respective affiliates) will enter into the Initial Supply and Distribution Agreements, pursuant to which, among other things, the Company will appoint Nestlé as its exclusive distributor (subject to certain exceptions) to market, sell and distribute certain products in the US and Canada (the “Initial Territories”) within certain channels, including the consumer packaged goods and foodservice channels.

The Initial Supply and Distribution Agreements will continue in force unless terminated: (i) by mutual consent; or (ii) by either party: (A) upon the other party’s material breach which is not remedied within 180 days of notice thereof (or, in the case of a failure to pay an undisputed amount due thereunder by the applicable due date, within 60 days of notice thereof); (B) upon the insolvency, bankruptcy or liquidation of the other party; (C) upon the other party’s assignment of the agreement in violation of its terms; (D) upon the other party becoming a Sanctioned Person (as defined in the Initial Supply and Distribution Agreements); (E) if any rights, obligations, liabilities or benefits under the agreement become prohibited under Economic Sanctions and Export Control Laws (as defined in the Initial Supply and Distribution Agreements); or (F) upon the other party’s breach of its economic sanctions and export control or anti-bribery covenants under the agreement. The Initial Supply and Distribution Agreements will also automatically terminate if: (i) the MSDLA is terminated; (ii) and to the extent that the corresponding Initial Trademark License Agreement is terminated; and (iii) if the distributor entity ceases to be an affiliate of Nestlé and the Initial Supply and Distribution Agreement was not assigned to Nestlé prior thereto.

Initial Trademark License Agreements

In connection with, and as a condition to Closing under, the TA, the Company and Nestlé (or their respective affiliates) will enter into the Initial Trademark License Agreements, pursuant to which, among other things, the Company will grant to Nestlé certain licenses related to the licensed marks set forth therein in connection with the marketing, sale and distribution of products in the Initial Territories pursuant to the Initial Supply and Distribution Agreements.

In consideration for the licenses granted pursuant to the Initial Trademark License Agreements, Nestlé will pay to the Company a monthly fee equal to the product of: (i) Nestlé’s net sales of all products in the applicable territory during the relevant month; and (ii) the applicable royalty rate, which will vary by product.

The Initial Trademark License Agreements will continue in force unless terminated: (i) by mutual consent; or (ii) by either party: (A) upon the other party’s material breach which is not remedied within 180 days of notice thereof (or, in the case of a failure to pay an undisputed amount due thereunder by the applicable due date, within 60 days of notice thereof); or (B) upon the insolvency, bankruptcy or liquidation of the other party. In addition, the applicable Company affiliated licensor (the “Licensor”) may terminate the applicable Initial Trademark License Agreement: (i) upon the Nestlé affiliated licensee’s (the “Licensee”) assignment of the agreement in violation of its terms; (ii) if the Licensee or its affiliates makes unauthorized uses of the licensed marks and such unauthorized use is not remedied within 90 days of notice thereof (extending to 180 days if Licensee is diligently attempting to remedy such unauthorized use); (iii) if the Licensee fails to take action against its sublicensees, employees, representatives or contractors for, unauthorized uses of the licensed marks and such unauthorized use is not remedied or subject to active enforcement efforts within 90 days of notice thereof; (iv) if the Licensee or its affiliates challenge the validity of the licensed marks; or (v) if the Licensee or its affiliates challenge the entitlement of the Licensor and/or its affiliates to own, use or license the use of any licensed marks. In addition, the Initial Trademark License Agreements will automatically terminate if: (i) the MSDLA is terminated; (ii) and to the extent that the corresponding Initial Supply and Distribution Agreement is terminated; or (iii) if the Licensee ceases to be an affiliate of Nestlé and the Initial Trademark License Agreement was not assigned to Nestlé or an affiliate of Nestlé prior thereto.

The foregoing descriptions of the Transaction Agreements do not purport to be complete and are qualified in their entirety to the full text of the Transaction Agreements. The TA is attached hereto as Exhibit 2.1 and incorporated herein by reference in its entirety. The TA has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Nestlé. In particular, the assertions embodied in the representations and warranties contained in the TA are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the TA. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the TA. Moreover, certain representations and warranties in the TA were used for the purpose of allocating risk between the Company and Nestlé rather than establishing matters as facts and were made only as of the date of the TA (or such other date or dates as may be specified in the TA). Accordingly, the representations and warranties in the TA should not be relied upon as characterizations of the actual state of facts about the Company or Nestlé. Investors and shareholders should read the TA together with the other information concerning the Company and Nestlé that each company files in reports and statements with the SEC or other applicable regulators.

Item 8.01. Other Events.

On May 6, 2018, the Company issued a press release announcing the execution of the TA. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Transaction Agreement, dated as of May 6, 2018 by and between Starbucks Corporation and Nestle S.A.†

99.1	Press Release, dated as of May 6, 2018

†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Starbucks Corporation hereby undertakes to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any of the omitted schedules and attachments upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: May 7, 2018
	By:	/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer